EXHIBIT 99.1

Great Basin Secures $20.5 Million Funding Commitment in Senior Convertible Notes
$18.4MM New Capital for Product Pipeline Development and Customer Growth; $2.1MM to
Retire Certain Series C Warrants

Salt Lake City, December 29, 2015 - Great Basin Scientific, Inc. (NASDAQ: GBSN), a molecular diagnostics company, today announced the Company has entered into a securities purchase agreement with institutional investors to issue $22.1 million of senior convertible notes (the “Notes”) and related common stock purchase warrants for gross aggegrate proceeds of $18.4 million that will be used to fund the Company’s ongoing operations.  In addition, certain Series C Warrant holders who are participating in the Notes, are also exchanging 1,050,000 of their warrants at a deemed value of $2.00 for $2.1 million of senior convertible notes.

The cash component of the transaction will be structured as Original Issue Discount (“OID”) convertible notes, and under the terms of the senior convertible note agreement no additional interest will accrue during the duration of the Notes. The interest discount will be applied to each issuance of principal, yielding $4.6 million in gross proceeds per tranche. The initial tranche of $4.6 million, prior to deducting costs of the offering and fees payable to a placement agent in relation to the offering, is expected to close on or around December 30, 2015 subject to the Company obtaining all necessary regulatory approvals including the approval of NASDAQ. Under the terms of the Note, the Company will make no payments during the first four months. After this initial four month period, the Notes will amortize on a straight line basis over 12 months. The Notes’ principal may be repaid, at the Company’s election, in either cash or, subject to certain conditions, shares of the Company’s common stock at a discount to the then-current market price.

In addition to the Notes, the Company will issue common stock purchase warrants equal to 16.6% of the Company’s issued and outstanding common stock, to the purchasers of the Notes.  Each warrant will become exercisable six months after issuance, and will allow the warrant holder to acquire one additional share of common stock of the Company at a price equal to

120% of the market price per share on the date of closing. The warrants expire 60 months from the date they become exercisable.

For additional information concerning the details of the financing, please refer to the Form 8-K filed with the Securities and Exchange Commission today.

The Notes, warrants and shares of common stock issuable upon conversion or exercise thereof have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold absent such registration or pursuant to an available exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Great Basin Scientific
Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies.  The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases.

Forward-Looking Statements
This press release includes forward-looking statement regarding the closing of the initial tranche, issuance of the Notes and warrants, receipt of proceeds upon the closing of future tranches, stockholder approval of the issuance of additional shares, the intended use of proceeds and  other similar statements. Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risk and uncertainties include, but are not limited to: (i) our limited operating history and history of losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

Media Contact:
Kate Ottavio Kent
ICR
203.682.8276
Kate.Ottavio-Kent@icrinc.com

Investor Relations Contact:
David Clair
ICR
646.277.1266
david.clair@icrinc.com
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